EXHIBIT 99.1

BLUE EARTH ANNOUNCES ITS UPSTEALTH® NICKEL ZINC BATTERY BACKUP SYSTEM PASSES RIGOROUS OREGON DEPARTMENT OF TRANSPORTATION LAB TEST

Over 35 Other State and City Agencies Have Adopted UPStealth® Green Technology for Signalized Traffic Intersections

Henderson, Nevada, February 25, 2015--Blue Earth, Inc. (NASDAQ: BBLU) an alternative/ renewable energy and energy efficiency services company, announced that its proprietary UPStealth® nickel zinc battery backup system passed the Oregon Department of Transportation (“ODOT”) laboratory test, regarded as one of the nation’s most rigorous testing labs.

ODOT just approved UPStealth® for use at the dangerous Biggs Junction interchange in Sherman County, OR, where several highways merge. According to ODOT, the intersection ramps are narrow, and heavy vehicles turning onto US 97 cannot stay within the correct lanes, creating a safety hazard and the single largest contributor to the existing back-up problems on the I-84 east and westbound off ramps. Installation of three UPStealth® backup battery systems is set for March and if all goes well, the UPStealth® may be considered for installation at some of ODOT’s 1,300 other traffic signal intersections.

Transportation Departments adopting UPStealth® include over 35 agencies in Alabama, California, Colorado, Idaho, Nebraska, Oregon, Tennessee, Utah, Virginia and Washington DC. Additionally, the UPStealth® has been accepted at various agencies in Ontario, Canada.

“Other options we looked at were effectively a car battery that tends not to last, so when you really need them to work, they don’t,” stated Scott Cramer, traffic signal engineer for ODOT. “The UPStealth® is super flat and fits within the existing traffic signal controller cabinet. We wouldn’t need to spend money on extra equipment to house the backup battery. With less stuff on the street there is less maintenance and less chance it will get hit. There should be less cost and a longer battery life, and that appeals to our retrofit projects.”

Intersections are recognized as one of the top priority areas of the Federal Highway Administration Office of Safety. According to the FHA, on average every hour, one person dies in an intersection-related car crash in the US.  Roughly 25 percent of the fatalities and roughly 50 percent of the injuries occur at intersections.

“It’s critical to keep our intersections as safe as possible, but traffic lights can fail due to accidents, machine malfunction, and natural disasters, and many cities do not have backup systems,” says Larry Eggelston, VP Business Development, Marketing and Operations of Blue Earth Energy Power Solutions, Inc., a wholly owned subsidiary of the Company. “The traditional lead-acid options available are not typically environmentally friendly and may have issues of corrosion and are performance challenged in extreme climates. UPStealth®  helps to keep traffic lights functioning and safe during a power outage.”

There are more than 300,000 signalized traffic intersections[1] in the US, but there are other vertical market applications for the UPStealth® such as railroad crossings, freeway ramp monitoring, school zone flashers, evacuation routes and vehicle messenger signs. Other industries that may benefit from our proprietary nickel zinc battery backup technology include data centers, telecommunications, oil and natural gas wells, remote cell towers, risk management services, and demand response systems to decrease energy usage during peak load pricing periods charged by utilities.

About Blue Earth EPS

Blue Earth Energy Power Solutions, Inc. is a division of Blue Earth, Inc. (BBLU) and is the energy power solutions division for battery backup systems. Blue Earth EPS has fulfilled its original mission by developing and manufacturing the next generation of energy power solutions. Our patent pending UPStealth® is the lead-acid free, energy efficient, intelligent digital battery backup management system designed to power signalized intersections during loss of utility power. For more information, please visit blueeartheps.com

About BBLU

BBLU is engaged in the clean technology industry with a primary focus in energy efficiency and alternative/renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and materially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.	Liviakis Financial Communications, Inc.
John C. Francis	Michael Bayes
www.blueearthinc.com	www.liviakis.com
702.263.1808 Ext. 103	415.389.4670
jfrancis@blueearthinc.com	michael@liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858.794.9500

bprag@delmarconsulting.com

[1] US Dept. of Transportation Federal Highway Administration, Manual on Uniform Traffic Control Devices

Forward Looking Statements

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